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                                                                      EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-02095) of Walter Industries, Inc. and its subsidiaries of our report dated July 10, 1997, appearing on page F-2 of Walter Industries, Inc.'s Form 10-K for the year ended May 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-29 of this Form 10-K.

Price Waterhouse LLP

Tampa, Florida

August 29, 1997

                                      E-8